Exhibit 3.1

SECOND AMENDED AND RESTATED BYLAWS

OF

ENGLOBAL CORPORATION

1.              OFFICES

1.01    Registered Office. The registered office of the Corporation shall be located at 202 South Minnesota St., Carson City, County of Carson City, State of Nevada.

1.02   Other Offices. In addition to the registered office, other offices may also be maintained at such other place or places, either within or without the State of Nevada, as may be designated from time to time by the board of directors, where any and all business of the Corporation may be transacted, and where meetings of the shareholders and of the directors may be held with the same effect as though done or held at said registered office.

2.            MEETING OF SHAREHOLDERS

2.01   Annual Meetings. The annual meeting of the shareholders of the Corporation shall be held each calendar year on such date and at such time as shall be designated from time to time by the board of directors and stated in the notice of the meeting or in a duly executed waiver of notice of such meeting, for the election of directors and for the transaction of such other business as may properly come before said meeting.

2.02   Notice of Annual Meetings. Unless notice is waived by the shareholders, the secretary shall mail, in the manner provided in Section 2.05 of these bylaws, or deliver a written or printed notice of each annual meeting to each shareholder of record, entitled to vote thereat, or may notify by telegram, at least ten and not more than sixty days before the date of such meeting.

2.03   Place of Meeting. The board of directors may designate any place either within or without the State of Nevada as the place of meeting for any annual meeting or for any special meeting called by the board of directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the registered office of the Corporation in the State of Nevada, except as otherwise provided in Section 2.06 of these bylaws, entitled "Meeting Without Notice."

2.04   Special Meetings. Special meetings of the shareholders shall be held at the registered office of the Corporation or at such other place as shall be specified or fixed in a notice thereof. Such meetings of the shareholders may be called at any time by the president or secretary, or by a majority of the board of directors then in office, and shall be called by the president with or without board approval on the written request of the holders of record of at least fifty percent (50%) of the number of shares of the Corporation then outstanding and entitled to vote, which written request shall state the object of such meeting.

2.05   Notice of Meetings. Unless waived by the shareholders, written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the president or the secretary to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the records of the Corporation, with postage prepaid. Notwithstanding the above, if either notice of two consecutive annual meetings and notices of all meetings and actions taken by shareholder the interim or two payments of dividends or interest on securities sent by first class mail during a twelve month period are returned as undeliverable, the giving of further notices is not required. In that event, any action taken without notice to the shareholder shall be deemed to have been taken with notice to the shareholder.

Any shareholder may at any time, by a duly signed statement in writing to that effect, waive any statutory or other notice of any meeting, whether such statement be signed before or after such meeting.

2.06   Meeting Without Notice. If all the shareholders shall meet at any time and place, either within or without the State of Nevada, and consent to the holding of the meeting at such time and place, such meeting shall be valid without call or notice and at such meeting any corporate action may be taken.

2.07   Quorum and Shareholder Acts. At all shareholders' meetings, the presence in person or by proxy of the holders of a majority of the outstanding stock entitled to vote shall be necessary to constitute a quorum for the transaction of business, but a lesser number may adjourn to some future time not less than seven nor more than twenty-one (21) days later, and the secretary shall thereupon give at least three days' notice by mail to each shareholder entitled to vote who is absent from such meeting. Except where a higher percentage is expressly required by these bylaws or by law, an act of the holders of the majority of voting shares that are present at a meeting is an act of the shareholders.

2.08   Mode of Voting. At all meetings of the shareholders the voting may be voice vote, but any qualified voter may demand a stock vote whereupon such stock vote shall be taken by ballot, each of which shall state the name of the shareholder voting and the number of shares voted by him and, if such ballot be cast by proxy, it shall also state the name of such proxy; provided, however, that the mode of voting prescribed by statute for any particular case shall be in such case followed.

2.09   Proxies. At any meeting of the shareholders, any shareholder may be represented and vote by a proxy or proxies appointed by an instrument in writing or by the transmittal or authorization of the transmittal of an electronic record to the person who will be the holder of the proxy or a firm which solicits proxies or like agent who is authorized by the person who will be the holder of the proxy to receive the transmission. Execution may be accomplished by the signing of the writing by the shareholder or other persons authorized to sign on his behalf, or by causing the signature of the shareholder to be made by any reasonable means including, but not limited to, a facsimile signature or other electronic transmission. In the event any such written or electronic instrument shall designate two or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one shall be present, then that one shall have and may exercise all of the powers conferred by such written instrument upon all of the persons so designated unless the instrument shall otherwise provide. Additionally, a shareholder may designate a proxy by transmission of a facsimile or other electronic transmission that sets forth sufficient information to determine that the transmission was authorized by the shareholder. No such proxy shall be valid after the expiration of six months from the date of its execution or transmittal, unless coupled with an interest, or unless the person executing it specified therein the length of time for which it is to continue in force, which in no case shall exceed seven years from the date of its execution. Subject to the above, any proxy duly executed or transmitted is not revoked and continues in full force and effect until (a) an instrument revoking it or a duly executed proxy bearing a later date is filed with the secretary of the Corporation or another person or persons appointed by the Corporation to count the votes of shareholders and determine the validity of proxies and ballots, or (b) the shareholder revokes the proxy by attending the meeting and voting the shareholder’s shares in person, in which case, any vote cast by the person or persons designated by the shareholder to act as a proxy or proxies must be disregarded by the corporation when the votes are counted.

2.10   Voting Lists. The officer or agent in charge of the transfer books for shares of the Corporation shall make, at least three days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order with the number of shares held by each, which list for a period of two days prior to such meeting shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder at any time during the whole time of the meeting. The original share ledger or transfer book, or duplicate thereof, kept in this state, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of shareholders.

2.11   Closing Transfer Books or Fixing of Record Date. For the purpose of determining shareholders entitled to notice or to vote for any meeting of shareholders, the board of directors of the Corporation may provide that the stock transfer books be closed for a stated period but not to exceed in any case sixty (60) days before such determination. If the stock transfer books be closed for the purpose of determining shareholders entitled to notice of a meeting of shareholders, such books shall be closed for at least fifteen days immediately preceding such meeting. In lieu of closing the stock transfer books, the board of directors may fix, in advance, a date in any case to be not more than sixty (60) days, nor less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for determination of shareholders entitled to notice of a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date of which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determinations of shareholders.

2.12   Voting of Shares. Subject to the provisions of Section 2.14, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to vote at a meeting of shareholders.

2.13   Voting of Shares by Certain Holders. Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provisions, as the board of directors of such corporation may determine.

Shares standing in the name of a deceased person may be voted by his administrator or executor, either in person or by proxy. Shares standing in the name of a guardian, conservator or trustee may be voted by such fiduciary either in person or by proxy, but no guardian, conservator, or trustee shall be entitled, as such fiduciary, to vote shares over which such fiduciary purports to have voting authority absent presentation to the Corporation of evidence reasonably satisfactory to the Corporation substantiating such voting authority.

Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court at which such receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

Shares of its own stock belonging to this Corporation shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any time, but shares of its own stock held by it in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares at any given time.

2.14   Election of Directors. Directors shall be elected by a plurality of the votes entitled to be cast for the election of directors. At each election of directors, every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote. A shareholder does not have a right to cumulate his vote for any one director. A shareholder may only cast a vote for each director to be elected which does not exceed the number of shares owned by that shareholder. Directors of this Corporation shall not be elected otherwise.

2.15   Advance Notice of Shareholder Nominations and Proposals.

“Exchange Act” the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Public Disclosure” a disclosure made in a press release reported by the Dow Jones News Services, The Associated Press or a comparable national news service or in a document filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(a) Timely Notice. At a meeting of the shareholders, only such nominations of persons for the election of directors and such other business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, nominations or such other business must be: (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors or any committee thereof, (ii) otherwise properly brought before the meeting by or at the direction of the board of directors or any committee thereof, or (iii) otherwise properly brought before an annual meeting by a shareholder who is a shareholder of record of the Corporation at the time such notice of meeting is delivered, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.15. In addition, any proposal of business (other than the nomination of persons for election to the board of directors) must be a proper matter for shareholder action. For business (including, but not limited to, director nominations) to be properly brought before an annual meeting by a shareholder, the shareholder or shareholders of record intending to propose the business (the “Proposing Shareholder”) must have given timely notice thereof pursuant to this Section 2.15(a) or Section 2.15(c) below, as applicable, in writing to the secretary of the Corporation even if such matter is already the subject of any notice to the shareholders or Public Disclosure from the board of directors. To be timely, a Proposing Shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation: (x) not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day in advance of the anniversary of the previous year’s annual meeting if such meeting is to be held on a day which is not more than 30 days in advance of the anniversary of the previous year’s annual meeting or not later than 70 days after the anniversary of the previous year’s annual meeting; and (y) with respect to any other annual meeting of shareholders, the close of business on the tenth day following the date of Public Disclosure of the date of such meeting. In no event shall the Public Disclosure of an adjournment or postponement of an annual meeting commence a new notice time period (or extend any notice time period).

(b)   Shareholder Nominations. For the nomination of any person or persons for election to the board of directors, a Proposing Shareholder’s notice to the secretary of the Corporation shall set forth (i) the name, age, business address and residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of capital stock of the Corporation which are owned of record and beneficially by each such nominee (if any), (iv) such other information concerning each such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved) or that is otherwise required to be disclosed, under Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, (v) the consent of the nominee to being named in the proxy statement as a nominee and to serving as a director if elected, and (vi) as to the Proposing Shareholder: (A) the name and address of the Proposing Shareholder as they appear on the Corporation’s books and of the beneficial owner, if any, on whose behalf the nomination is being made, (B) the class and number of shares of the Corporation which are owned by the Proposing Shareholder (beneficially and of record) and owned by the beneficial owner, if any, on whose behalf the nomination is being made, as of the date of the Proposing Shareholder’s notice, and a representation that the Proposing Shareholder will notify the Corporation in writing of the class and number of such shares owned of record and beneficially as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (C) a description of any agreement, arrangement or understanding with respect to such nomination between or among the Proposing Shareholder and any of its affiliates or associates, and any others (including their names) acting in concert with any of the foregoing, and a representation that the Proposing Shareholder will notify the Corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (D) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the Proposing Shareholder’s notice by, or on behalf of, the Proposing Shareholder or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the Proposing Shareholder or any of its affiliates or associates with respect to shares of stock of the Corporation, and a representation that the Proposing Shareholder will notify the Corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (E) a representation that the Proposing Shareholder is a holder of record of shares of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, and (F) a representation whether the Proposing Shareholder intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve the nomination and/or otherwise to solicit proxies from shareholders in support of the nomination. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee.

(c)   Other Shareholder Proposals. For all business other than director nominations, a Proposing Shareholder’s notice to the secretary of the Corporation shall set forth as to each matter the Proposing Shareholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) any other information relating to such shareholder and beneficial owner, if any, on whose behalf the proposal is being made, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal and pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder and (iii) the information required by Section 2.15(b)(vi) above.

(d)   Proxy Rules. The foregoing notice requirements of Section 2.15(c) shall be deemed satisfied by a shareholder with respect to business other than a nomination if the shareholder has notified the Corporation of his, her or its intention to present a proposal at an annual meeting in compliance with the applicable rules and regulations promulgated under Section 14(a) of the Exchange Act and such shareholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.

(e)   Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the board of directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (x) by or at the direction of the board of directors or any committee thereof (or shareholders pursuant to Section 2.04 hereof) or (y) provided that the board of directors (or shareholders pursuant to Section 2.04 hereof) has determined that directors shall be elected at such meeting, by any shareholder of the Corporation who is a shareholder of record at the time the notice provided for in this Section 2.15 is delivered to the secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 2.15. In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the board of directors, any such shareholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the shareholder’s notice required by this Section 2.15 shall be delivered to the secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day prior to such special meeting and not earlier than the close of business on the later of the 120th day prior to such special meeting or the tenth (10th) day following the date of Public Disclosure of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting. In no event shall the Public Disclosure of an adjournment or postponement of a special meeting commence a new time period (or extend any notice time period).

(f)   Effect of Noncompliance. Notwithstanding anything in these bylaws to the contrary: (i) no nominations shall be made or business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 2.15, and (ii) unless otherwise required by law, if a Proposing Shareholder intending to propose business or make nominations at an annual meeting pursuant to this Section 2.15 does not provide the information required under this Section 2.15 to the Corporation promptly following the later of the record date or the date notice of the record date is first publicly disclosed, or the Proposing Shareholder (or a qualified representative of the Proposing Shareholder) does not appear at the meeting to present the proposed business or nominations, such business or nominations shall not be considered, notwithstanding that proxies in respect of such business or nominations may have been received by the Corporation. The requirements of this Section 2.15 shall apply to any business or nominations to be brought before an annual meeting by a shareholder whether such business or nominations are to be included in the Corporation’s proxy statement pursuant to Rule 14a-8 of the Exchange Act or presented to shareholders by means of an independently financed proxy solicitation. The requirements of the Section 2.15 are included to provide the Corporation notice of a shareholder’s intention to bring business or nominations before an annual meeting and shall in no event be construed as imposing upon any shareholder the requirement to seek approval from the Corporation as a condition precedent to bringing any such business or make such nominations before an annual meeting

2.16   Attendance by Conference Call. Shareholders may participate in a meeting of shareholders by means of a telephone conference or similar method of communication by which all persons participating in the meeting can hear each other. Attendance by this method shall constitute presence in person at the meeting.

2.17   No Action by Written Consent. All actions or elections by the shareholders shall be taken or held, as applicable, at a proper meeting of the shareholders, and no action required or permitted to be taken at a meeting of the shareholders may be taken by written consent.

3.             DIRECTORS

3.01   General Powers. The board of directors shall have the control and general management of the affairs and business of the Corporation. Such directors shall in all cases act as a board, regularly convened, by a majority, and they may adopt such rules and regulations for the conduct of their meetings and the management of the Corporation, as they may deem proper, not inconsistent with these bylaws, the Articles of Incorporation and the laws of the State of Nevada. The board of directors shall further have the right to delegate certain other powers to the Executive Committee as provided in these bylaws.

3.02   Number of Directors. The affairs and business of this Corporation shall be managed by a board of directors consisting of at least one member who must be at least eighteen (18) years old. The number of directors which shall constitute the whole board shall be fixed by the board of directors at any regular or special meeting thereof (or appropriate written consent by the directors) subject to any limitations prescribed in the Articles of Incorporation.

3.03   Election. The directors of the Corporation shall be elected at the annual meeting of the shareholders, except as hereinafter otherwise provided for the filling of vacancies. Each director shall hold office for a term of one year and until his successor shall have been duly chosen and shall have qualified, or until his death, or until he shall resign or shall have been removed in the manner hereinafter provided.

3.04   Vacancies in the Board. Any vacancy in the board of directors occurring during the year through death, resignation, removal or other cause, including vacancies caused by an increase in the number of directors, shall be filled for the unexpired portion of the director’s term by the remaining directors. A majority of the remaining directors shall constitute a quorum, at any special meeting of the board called for the purpose of filling a vacancy on the board, or at any regular meeting thereof.

3.05   Directors Meetings. The annual meeting of the board of directors shall be held each year immediately following the annual meeting of the shareholders. Other regular meetings of the board of directors shall from time to time by resolution be prescribed. No further notice of such annual or regular meeting of the board of directors need by given.

3.06   Special Meetings. Special meetings of the board of directors may be called by or at the request of the chairman of the board of directors, the president or any two directors. The person or persons authorized to call special meetings of the board of directors may fix any place, either within or without the State of Nevada, as the place for holding any special meeting of the board of directors called by them.

3.07   Notice. Notice of any special meeting shall be given at least twenty-four hours previous thereto by written notice if personally delivered, or five days previous thereto if mailed to each director at his business address, or by telegram. If mailed, such notice shall be deemed to have been delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice is given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

3.08   Chairman. At all meetings of the board of directors, the chairman of the board of directors shall serve as chairman, or in the absence of the chairman, the directors present shall choose by majority vote a director to preside as chairman.

3.09   Quorum and Manner of Acting. A majority of the directors shall constitute a quorum for the transaction of business at any meeting and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors. In the absence of a quorum, the majority of the directors present may adjourn any meeting from time to time until a quorum be had. Notice of any adjourned meeting need not be given. The directors shall act only as a board and the individual directors shall have no power as such. Directors may participate in the meeting by telephone conference or similar methods of communication by which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person at the meeting.

3.10   Removal of Directors. Any one or more of the directors may be removed either with or without cause at any time by the vote of shareholders representing two-thirds of the voting power of the issued and outstanding capital stock entitled to vote. However, if cumulative voting is provided under Section 2.14, a particular director may not be removed if any shareholder who has the ability to elect the director does not consent to his removal.

3.11   Voting. At all meetings of the board of directors, each director is to have one vote, irrespective of the number of shares of stock that he may hold.

3.12   Compensation. By resolution of the board of directors, the directors may be paid their expenses, if any of attendance at each meeting of the board, and may be paid a fixed sum for attendance at meetings or a stated salary of directors. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

3.13   Presumption of Assent. A director of the Corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken, shall be conclusively presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by certified or registered mail to the secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

4.             EXECUTIVE COMMITTEE

4.01   Number and Election. The board of directors may, in its discretion, appoint from its membership one or more Executive Committee(s). Each committee shall include at least one director and may include natural persons who are not directors. Each committee member shall serve at the pleasure of the board of directors.

4.02   Authority. An Executive Committee is authorized to take any action which the board of directors could take, except that an Executive Committee shall not have the power either to issue or authorize the issuance of shares of capital stock, to amend these bylaws, or to take any action specifically prohibited by these bylaws, or a resolution of the board of directors. Any authorized action taken by an Executive Committee shall be as effective as if it had been taken by the full board of directors.

4.03   Regular Meetings. Regular meetings of an Executive Committee may be held within or without the State of Nevada at such time and place as the Executive Committee may provide from time to time.

4.04   Special Meetings. Special meetings of an Executive Committee may be called by or at the request of the president or any member of the Executive Committee.

4.05   Notice. Notice of any special meeting shall be given at least one day previous thereto by written notice, telephone, telegram or in person. Neither the business to be transacted, nor the purpose of a regular or special meeting of an Executive Committee need be specified in the notice or waiver of notice of such meeting. A member may waive notice of any meeting of an Executive Committee. The attendance of a member at any meeting shall constitute a waiver of notice of such meeting, except where a member attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

4.06   Quorum. A majority of the members of an Executive Committee shall constitute a quorum for the transaction of business at any meeting of the Executive Committee; provided that if fewer than a majority of the members are present at said meeting a majority of the members present may adjourn the meeting from time to time without further notice.

4.07   Manner of Acting. The act of the majority of the members present at a meeting at which a quorum is present shall be the act of an Executive Committee, and said Committee shall keep regular minutes of its proceedings which shall at all times be open for inspection by the board of directors. Members of an Executive Committee may participate in a meeting by telephone conference or similar methods of communication by which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person at the meeting.

4.08   Presumption of Assent. A member of an Executive Committee who is present at a meeting of the Executive Committee at which action on any corporate matter is taken, shall be conclusively presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof, or shall forward such dissent by certified or registered mail to the secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a member of an Executive Committee who voted in favor of such action.

5.             OFFICERS

5.01   Number. The officers of the Corporation shall be a president, a treasurer and a secretary and such other or subordinate officers as the board of directors may from time to time elect, including a chief executive officer, a chief operating officer, one or more vice presidents, a treasurer, and one or more assistant treasurers and assistant secretaries. One person may hold the office and perform the duties of one or more of said officers. No officer need be a member of the board of directors.

5.02   Election, Term of Office, Qualifications. The officers of the Corporation shall be chosen by the board of directors and they shall be elected annually at the meeting of the board of directors held immediately after each annual meeting of the shareholders except as hereinafter otherwise provided for filling vacancies. Each officer shall hold his office until his successor has been duly chosen and has qualified, or until his death, or until he resigns or has removed in the manner hereinafter provided.

5.03   Removal. Any officer or agent elected or appointed by the board of directors may be removed by the board of directors at any time whenever in its judgment the best interests of the Corporation would be served thereby, and such removal shall be without prejudice to the contract rights, if any, of the person so removed; provided, however, that the removal of the president and chief executive officer shall require the affirmative vote of five out of seven board members or, if the number of board members increases or decreases, an equivalent percentage of such members.

5.04   Vacancies. All vacancies in any office shall be filed by the board of directors without undue delay, at any regular meeting, or at a meeting specially called for that purpose.

5.05   President. The president shall be the chief executive officer of the Corporation and shall have general supervision over the business of the Corporation and over its several officers, subject, however, to the control of the board of directors. He may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments authorized by the board of directors, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these bylaws to some other officer or agent of the Corporation; and in general shall perform all duties incident to the duties of the president, and such other duties as from time to time may be assigned to him by the board of directors.

5.06   Vice President. If the board elects a vice president, such vice president shall in the absence or incapacity of the president, or as ordered by the board of directors, perform the duties of the president, or such other duties or functions as may be given to him by the board of directors from time to time.

5.07   Treasurer. The treasurer shall have the care and custody of all the funds and securities of the Corporation and deposit the same in the name of the Corporation in such bank or trust company as the board of directors may designate; he may sign or countersign all checks, drafts and orders for the payment of money and may pay out and dispose of same under the direction of the board of directors, and may sign or countersign all notes or other obligations of indebtedness of the Corporation; he shall at all reasonable times exhibit the books and accounts to any director or shareholder of the Corporation under application at the office of the Corporation during business hours; and he shall, in general, perform all duties as from time to time may be assigned to him by the president or by the board of directors. The board of directors may at its discretion require that each officer authorized to disburse the funds of the Corporation be bonded in such amount as it may deem adequate.

5.08   Secretary. The secretary shall keep the minutes of the meetings of the board of directors and also the minutes of the meetings of the shareholders; he shall attend to the giving and serving of all notices of the Corporation and shall affix the seal of the Corporation to all certificates of stock; he may sign or countersign all checks, drafts and orders for payment of money; he shall have charge of the certificate book and such other books and papers as the board may direct; he shall keep a stock book containing the names, alphabetically arranged, of all persons who are shareholders of the Corporation, showing their places of residence, the number of shares of stock held by them respectively, the time when they respectively became the owners thereof, and the amount paid thereof, and he shall, in general, perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the board of directors.

5.09   Other Officers. The board of directors may authorize and empower other persons or other officers appointed by it to perform the duties and functions of the officers specifically designated above by special resolution in each case.

5.10   Assistant Treasurers and Assistant Secretaries. The assistant treasurers shall respectively, as may be required by the board of directors, give bonds for the faithful discharge of their duties, in such sums and with such sureties as the board of directors shall determine. The assistant treasurer and assistant secretaries shall, in general, perform such duties as may be assigned to them by the treasurer or the secretary respectively, or by the president or by the board of directors.

6.            INDEMNIFICATION OF OFFICERS AND DIRECTORS

6.01 Indemnification for Expenses in Proceedings. Each person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity or in any other capacity while serving as a director, officer, employee, fiduciary or agent, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Nevada law, as the same exist or may hereafter be amended, against all costs, charges, expenses, liabilities and losses (including attorneys’ fees, judgments, fines, employee benefit plan excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee, fiduciary or agent and shall inure to the benefit of such person’s heirs, executors and administrators. However, except as provided in Section 6.02, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors. The right to indemnification conferred in this Section 6 shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if so required by Chapter 78 of the Nevada Revised Statutes, the payment of such expenses incurred by a director or officer in such person’s capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to any employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section 6.01 or otherwise. The Corporation may, by action of the Board, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

6.02   Right to Bring Suit for Unpaid Claims. If a claim under Section 6.01 is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the Corporation shall also pay the expense of prosecuting such claim. It is a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has failed to meet a standard of conduct which makes it permissible under Nevada law for the Corporation to indemnify the claimant for the amount claimed. Neither the failure of the Corporation (including the board of directors, independent legal counsel, or its shareholders) to have made a determination before the commencement of such action that indemnification of the claimant is permissible in the circumstances because he or she has met such standard of conduct, nor an actual determination by the Corporation (including the board of directors, independent legal counsel, or its shareholders) that the claimant has not met such standard of conduct, shall be a defense to the action or create a presumption that the claimant has failed to meet such standard of conduct.

6.03   Nonexclusivity. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section 6 is not exclusive of any other right which any person may have or hereafter acquire under any provision of law, the Articles of Incorporation or any amendment thereto, or these bylaws, or of any agreement or vote of shareholders or disinterested directors, or otherwise. Without limiting the foregoing, the Corporation may enter into agreements with any director, officer, employee, fiduciary or agent of the Corporation providing for indemnification to the full extent permitted by Nevada law.

6.04   Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee, fiduciary or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprises against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under Nevada law.

6.05    Indemnification Expenses of Witnesses. To the extent that any director, officer, employee, fiduciary or agent of the Corporation is by reason of such position, or a position with another entity at the request of the Corporation, a witness in any action, suit or proceeding, the Corporation shall indemnify such person against all costs and expenses actually and reasonably incurred by such person or on such person’s behalf in connection thereto.

6.06   Severability. If any provision of this Section 6 shall for any reason be determined to be invalid, the remaining provisions hereof shall not be affected thereby but shall remain in full force and effect.

7.            CONTRACTS, LOANS CHECKS AND DEPOSITS

7.01   Contracts. The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

7.02   Loans. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by the board of directors or approved by a loan committee appointed by the board of directors and charged with the duty of supervising investments. Such authority may be general or confined to specific instances.

7.03   Checks, Drafts, Etc. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolutions of the board of directors.

7.04   Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the board of directors may select.

8.            CAPITAL STOCK

8.01   Form and Execution of Certificates. The certificates of shares of the capital stock of the Corporation shall be in such form as shall be approved by the board of directors. Shares issued in certificate form shall be signed by the chairman of the board of directors or the president, or a vice president, and by the secretary or an assistant secretary or the treasurer or an assistant treasurer. Each certificate of stock shall certify the number of shares owned by the shareholder in the Corporation.

8.02   Form and Issuance of Certificates of Stock. The shares of the Corporation shall be represented by certificates unless the board of directors shall by resolution provide that some or all of any class or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until the certificate is surrendered to the Corporation. Notwithstanding the adoption of any resolution providing for uncertificated shares, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation by, the chairman or vice chairman of the board of directors, or the president or vice president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary, representing the number of shares registered in certificate form.

8.03   Regulations. The board of directors may make such rules and regulations as it may deem expedient not inconsistent with these bylaws or with the Articles of Incorporation, concerning the issue, transfer and registration of certificates for shares of stock of the Corporation. It may appoint a transfer agent or a registrar of transfers, or both, and it may require all certificates to bear the signature of either or both.

8.04   Lost Certificates. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate of stock to be lost or destroyed. When authorized such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

9.            DIVIDENDS

9.01   The Corporation shall be entitled to treat the holder of any share or shares of stock as the holder in fact thereof, and accordingly, shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of Nevada.

9.02   Dividends on the capital stock of the Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law.

9.03  The board of directors may close the transfer books in its discretion for a period not exceeding fifteen (15) days preceding the date fixed for holding any meeting, annual or special of the shareholders, or the day appointed for the payment of a dividend.

9.04   Before payment of any dividend or making any distribution of profits, there may be set aside out of funds of the Corporation available for dividends, such sum or sums as the directors may from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

10.           SEAL

The board of directors shall provide a corporate seal which shall be in the form of a circle and shall bear the full name of the Corporation, the year of its incorporation and the words "Corporate Seal, State of Nevada".

11.           WAIVER OF NOTICE

Whenever any notice whatever is required to be given under the provisions of these bylaws, or under the laws of the State of Nevada, or under the provisions of the Articles of Incorporation, a waiver in writing signed by the person or person entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

12.          DOCUMENT COPIES

Except as provided in Section 8.01 and where otherwise limited by law, any photocopy, facsimile copy, or other reliable reproduction of any writing may be substituted for the original writing or any original signature affixed thereto for any corporate purpose for which the original could be used, provided that the copy or reproduction is a complete reproduction of the entire original writing.

13.           AMENDMENTS

These bylaws may be altered, amended or repealed and new bylaws may be adopted at any regular or special meeting of the shareholders by a vote of the shareholders owning a majority of the shares and entitled to vote thereat. These bylaws may also be altered, amended or repealed and new bylaws may be adopted at any regular or special meeting of the board of directors of the Corporation (if notice of such alteration or repeal be contained in the notice of such special meeting) by a majority vote of the directors present at the meeting at which a quorum is present, but any such amendment shall not be inconsistent with or contrary to the provision of the amendment adopted by the shareholders. If cumulative voting is provided, no amendment may restrict the rights of any shareholder to elect or remove directors except by the unanimous vote of all shareholders.

The undersigned, being the Secretary of ENGLOBAL CORPORATION, a Nevada Corporation, hereby acknowledges that the above and foregoing bylaws were duly adopted as the bylaws of said Corporation on the 14th day of April, 2016.

IN WITNESS WHEREOF, I have hereunto subscribed my name this 14th day of April, 2016.

/s/ Tami Walker
Tami Walker
Vice President and General Counsel